Exhibit 10.28

CCCI HOLDINGS, INC.

300 West Sixth Street

Suite 2300

Austin, Texas 78701

October  30, 2006

Austin Ventures VIII, L.P.

Austin Ventures IX, L.P.
300 West Sixth Street

Suite 2300
Austin, Texas 78701

Re:                   Management Rights

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”) of CCCI Holdings, Inc., a Delaware corporation (the “Company”), each of Austin Ventures VIII, L.P. and Austin Ventures IX, L.P. (each, “Investor”), shall be entitled, so long as Investor holds (beneficially or otherwise) any shares of the Company’s Preferred Stock or common stock issued upon conversion of the Preferred Stock, to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in the financing agreements delivered in connection with the sale of the Preferred Stock, as amended, and as otherwise required by law:

1.                           Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with you regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

2.                           Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

3.                           If Investor is not represented on the Company’s Board of Directors (the “Board”), the Company shall invite a representative of Investor to attend all meetings of the Board in a non-voting observer capacity and, in this respect, shall give such representative of Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, provided that such representative shall hold in confidence and trust and act in a fiduciary manner with respect to all information received and that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to Investor’s concerns regarding significant business issues facing the Company.

4.                           Each Investor agrees, and any representative of Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect upon the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 in connection with the firm commitment underwritten offering of its securities to the general public. The confidentiality provisions hereof will survive any such termination.

Signature Pages Follow.

Very truly yours,

CCCI HOLDINGS, INC.

By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse
Chief Executive Officer

AGREED TO AND ACCEPTED THIS 30 DAY OF OCTOBER, 2006:

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P.,
Its General Partner

By:	/s/ Kenneth P. DeAngelis
Kenneth P. DeAngelis
General Partner

Address:	300 West Sixth Street
Suite 2300
Austin, Texas 78701

AUSTIN VENTURES IX, L.P.

By:	AV Partners IX, L.P.,
Its General Partner

By:	/s/ Kenneth P. DeAngelis
Kenneth P. DeAngelis
General Partner

Address:	300 West Sixth Street
Suite 2300
Austin, Texas 78701

Signature Page to CCCI, Holdings, Inc. Management Rights Letter